UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NVE Corporation

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June 22, 2026

Fellow Shareholders:

We cordially invite you to attend our 2026 Annual Meeting of Shareholders. The meeting will be held at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344, on Thursday, August 6, 2026, at 3:30 p.m. Central Daylight Time.

The items of business are described in our Proxy Statement. The Proxy Statement and other materials are available from www.nve.com/AnnualReports, or by using the appropriate QR Code below.

Thank you for your support of NVE.

Sincerely,

Daniel A. Baker President and CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2026:

1) The Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2026, are available at www.nve.com/AnnualReports.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, AUGUST 6, 2026

GENERAL INFORMATION

VOTING INFORMATION

VOTING BEFORE THE MEETING

VOTING DURING THE MEETING

EQUITY COMPENSATION PLAN INFORMATION

SECURITY OWNERSHIP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

FINANCIAL STATEMENTS

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Code of Ethics

Human Rights Policy

Whistleblower Protection

Insider Trading Policies

Prohibition of Lobbying Activities

Board Leadership Structure

Board Role in Risk Oversight

Board Independence

Overboarding

Board Evaluation Process

Board Refreshment

CEO Succession Planning

Meeting Attendance and Executive Sessions of Independent Directors

Climate Policies

Employee Health and Safety and Board Oversight

Artificial Intelligence Board Oversight

Climate Policies

Employee Demographics and Diversity

Cybersecurity

Board Committees

Audit Committee Report

Director Qualifications

Board Diversity

Shareholder Nominees

Shareholder Communications With the Board

Director Attendance at Annual Meetings

Director Compensation

PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance

Compensation Philosophy and Objectives

Outstanding Equity Awards at Fiscal Year End

Compensation Clawbacks

Employment Agreements

Option-Grant Practices and Timing

The Impact of Accounting and Tax Treatment

Prohibitions of Pledging, Hedging, and Other Derivative Transactions

Compensation Advisers and Benchmarks

Role of NEOs in Setting Compensation

EXECUTIVE COMPENSATION

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE DISCLOSURE

Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2026 and 2025

Audit Committee Independence and Preapproval Policy

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, AUGUST 6, 2026

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of NVE Corporation, a Minnesota corporation (“NVE” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of shareholders to be held Thursday, August 6, 2026, at 3:30 p.m. Central Daylight Time at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344, and at any adjournment or postponements of the meeting (the “2026 Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed or made accessible to our shareholders on the Internet on or about June 22, 2026.

Admission and Voting

Proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the Annual Meeting. To vote in person, if you are a shareholder of record, you must bring a proxy from us with a label indicating your shareholder number and the number of shares held. If you are a shareholder through a broker or bank, the proxy should be a form called a “Legal Proxy” that you can request through your broker or bank.

“Householding” of Documents

We are sending only one Letter to Shareholders, Annual Report on Form 10-K, Proxy Statement, and Notice of Internet Availability of Proxy Materials to eligible shareholders who share a single address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If registered shareholders residing at addresses with other registered shareholders wish to receive separate annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials in the future, they may contact Investor Relations at telephone number 952-829-9217, or by mail to the address at the top of this page. You can also request delivery of single copies of our documents if you are receiving multiple copies.

Other Matters and Proposals of Shareholders

Our Board is not aware that any matter other than those described in this Proxy Statement will be presented for action at the 2026 Annual Meeting. If, however, other matters do properly come before the 2026 Annual Meeting, the person named in our vote form intends to vote the proxied shares in accordance with their best judgment on those matters. If any matters properly come before the shareholders at our 2026 Annual Meeting, but we did not receive notice of it prior to May 12, 2026, the persons named in our vote form for the 2026 Annual Meeting will have the discretion to vote the proxied shares on such matters in accordance with their best judgment.

Proposals of shareholders intended to be presented at the 2026 Annual Meeting must have been received at our offices no later than February 23, 2026, for inclusion in our proxy statement and proxy relating to that annual meeting. Proposals must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest submitting proposals by certified mail with return receipt requested. On receiving any such proposal, we will determine whether to include it in our proxy statement and proxy in accordance with the regulations governing the solicitation of proxies. Shareholders who intended to present a proposal at the 2026 Annual Meeting without including such proposal in our proxy statement must have provided us with notice of such proposal no later than May 12, 2026. We received no such notifications, and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

VOTING INFORMATION

Only shareholders of record at the close of business on June 12, 2026, are entitled to execute proxies or to vote at the 2026 Annual Meeting. As of that date, there were outstanding 4,837,166 shares of our common stock, $0.01 par value per share (“Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to the matters mentioned in this Proxy Statement and any other matters that may properly come before the 2026 Annual Meeting.

If permitted by the Minnesota Business Corporation Act (“MBCA”) in effect as of the date of the 2026 Annual Meeting, directors must receive a majority of the votes represented by proxy or in-person and entitled to vote to be elected under Proposal 1. If the MBCA in effect does not permit majority voting for directors, directors can be elected with a plurality of votes cast. If an election of directors is contested, the persons receiving the highest number of votes cast shall be elected, even if they do not receive a majority of the votes cast. If there is not a quorum at the 2026 Annual Meeting, our bylaws specify that each director shall hold office for the term for which he is elected and until a successor is elected and qualified. The affirmative vote of a majority of the voting power is required to approve executive compensation and the ratification our independent registered public accounting firm.

Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present. Abstention with respect to the election of directors and the advisory vote on executive compensation will not have any effect on the outcome of these proposals. Abstention with respect to the ratification our independent registered public accounting firm will have the effect of casting a negative vote. Broker non-votes will not be counted toward determining whether a proposal has been approved.

Solicitation and Revocability of Proxies

We will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, our directors, officers, and regular employees may solicit proxies personally or by telephone, but these people will not be specifically compensated for those services. Proxies are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new vote form or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the 2026 Annual Meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of each proposal described in this proxy statement. Persons who hold shares through a broker or other intermediary should consult that party for the procedures to be used for revoking a vote.

VOTING BEFORE THE MEETING

Most of our shareholders vote before the Annual Meeting. If you are a shareholder through a broker or bank, you may vote your shares by mail or the Internet through August 5, 2026, the day before the meeting. If you are a shareholder of record, you may vote your shares by mail only. If at the close of business on June 12, 2026, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a shareholder of record.

Voting by Mail

To vote by mail, mark your selections on the vote form, date and sign your name exactly as it appears on the form, and mail the form in the postage-paid envelope provided. We must receive your proxy by August 5, 2026, for your vote to count.

Voting by Internet

If you are a shareholder through a broker or bank, you may vote or revoke your vote via the Internet following the instructions in the Notice Regarding the Availability of Proxy Materials. Internet voting is available until 11:59 p.m., Eastern Daylight Time, on August 5, 2026.

Electronic Enrollment

If you are a shareholder through a broker or bank, you can enroll via www.proxyvote.com to receive future meeting notices via e-Delivery.

VOTING DURING THE MEETING

To vote during the meeting, if you are a shareholder of record, you must bring a proxy from us with a label indicating your shareholder number and number of shares held. If you are a shareholder through a broker or bank, the proxy should be a form called a “Legal Proxy” that you can request through your broker or bank.

EQUITY COMPENSATION PLAN INFORMATION

We have no securities to be issued under equity compensation plans not approved by our shareholders. Our equity compensation plans do not allow cash buyouts of underwater options. The following table summarizes Common Stock that may be issued as of March 31, 2026, on the exercise of options under our 2000 Stock Option Plan, as amended:

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (a))
Common Stock that may be issued as of March 31, 2026	37,500	$72.86	113,240

SECURITY OWNERSHIP

The following table shows the number of our shares of Common Stock beneficially owned as of June 12, 2026, by (i) each person or group known by us to beneficially own more than five percent of our outstanding Common Stock, (ii) each director or director nominee, (iii) each named executive officer set forth in the summary compensation table, and (iv) all directors, director nominees, and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Common Stock Outstanding
Defiance ETFs, LLC 450 West 42nd Street #37S, New York, NY 10036	580,495	(2)	12.0%
BlackRock Inc. 50 Hudson Yards, New York, NY 10001	371,068	(3)	7.7%
Vanguard Capital Management 100 Vanguard Blvd, Malvern, PA, 19355	243,227	(4)	5.0%
Daniel A. Baker	74,928	(5)	1.5%
Peter G. Eames	-		*
Daniel Nelson	-		*
Patricia M. Hollister	10,040	(6)	*
Terrence W. Glarner	7,540	(7)	*
James W. Bracke	5,600	(8)	*
Kelly Wei	2,000	(9)	*
Carolyn W. Valentine	-		*
All directors, director nominees, and named executive officers as a group (eight persons)	100,108		2.1%

(1)

Includes shares held in trust, by broker, bank, or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above.

(2)

Based solely on information reported in a Form 13F filed on May 15, 2026 for ownership as of March 31, 2026. Based on a Form 13F filed on May 11, 2026, Penserra Capital Management LLC had shared-defined investment discretion but no voting authority for the shares.

(3)

Based on information contained in Schedule 13F filed with the SEC on May 13, 2026, which included BlackRock Inc. and a number of subsidiaries. According to the Schedule, BlackRock Inc. had no voting authority for a total of 11,919 shares.

(4)

Based on information contained in Schedule 13G filed with the SEC on April 30, 2026. According to the Schedule, Vanguard Capital Management had sole power to vote or to direct the vote for 32,729 shares.

(5)	Includes 15,000 shares issuable on the exercise of options that are currently exercisable.
(6)	Includes 9,000 shares issuable on the exercise of options that are currently exercisable.
(7)	Includes 7,000 shares issuable on the exercise of options that are currently exercisable.
(8)	Includes 5,000 shares issuable on the exercise of options that are currently exercisable.
(9)	Consists entirely of 2,000 shares issuable on the exercise of options that are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves our proxy statement and the information it contains. In our past two fiscal years (fiscal years referred to in this document end March 31), there has not been any transaction, or is there any currently proposed transaction, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest. There have never been any related-party transactions involving our CEO.

Review and Approval of Related Party Transactions

The audit committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Audit Committee’s Charter. Additionally, NASDAQ Listing Rule 5630(a) provides that the audit committee must review all related party transactions for conflicts of interest. In accordance with policies adopted by the audit committee, the following transactions must be presented to the audit committee for its review and approval:

1.

Any transaction in which the Company was or is to be a participant (within the meaning of Securities and Exchange Commission (SEC) Regulation S-K, Item 404(a)), and a related person (as defined in Regulation S-K Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K Item 404(a)).

2.

Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes Section 302A.255.

In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the audit committee. If a proposed transaction covered by the policy involves a member of the audit committee, such member may not participate in the audit committee’s deliberations concerning, or vote on, such proposed transaction. Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the audit committee:

1.	The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company.
2.	The basis on which the related person is deemed a related person within the meaning of Regulation S-K Item 404(a), if applicable.
3.	The material facts and terms of the proposed transaction.
4.	The material facts as to the interest of the related person in the proposed transaction.
5.	Any other information the audit committee requests concerning the proposed transaction.

The audit committee may require that all or any part of such information be provided in writing. The audit committee may approve only those transactions covered by the policy that a majority of the members of the audit committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, and (iii) in the best interests of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC and to furnish us copies of those filings. To our knowledge, based solely on a review of reports furnished to us, all required reports for fiscal 2026 were filed with the SEC on a timely basis with the exception of two Form 4s for directors’ option grants. A Form 4 for Dr. Bracke was filed one day late due to administrative delays related to the implementation of the SEC’s EDGAR Next system. A Form 4 for Mr. Glarner that was due in August 2025 has not been filed yet because Mr. Glarner lost access to his SEC account after applying for EDGAR Next access and has been unable to restore access due to various administrative hurdles. His filing will be made as soon as practical after his access is restored.

FINANCIAL STATEMENTS

Our financial statements for the fiscal year ended March 31, 2026, are included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which was filed with the SEC on May 6, 2026, and accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated into this proxy statement or is to be considered proxy-soliciting material. Our Annual Report on Form 10-K, this Proxy Statement, and our Shareholder Letter are available at https://www.nve.com/AnnualReports.

On written request, we will provide a copy of our Annual Report on Form 10-K without charge to anyone receiving a copy of this proxy statement. Such written requests should be addressed to Investor Relations at the address on the cover page of this Proxy Statement.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

The Board currently consists of five directors. Dr. Eames will succeed Dr. Baker as CEO effective at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Dr. Eames and one additional new director, Ms. Valentine, in addition to the incumbent directors. The Board size will increase from five to seven directors if all director nominees are elected at the Annual Meeting.

All directors are to be elected at the Annual Meeting to serve until the 2027 Annual Meeting of Shareholders. The Board has no reason to believe that any of the nominees will be unable to serve as a director. The individuals named as proxies intend to vote for the nominees listed in this proxy statement. If any nominee should be unable to serve as a director, the individuals named as proxies intend to vote for the election of such person or persons as the Board may recommend.

Our director nominees’ skills, experience, and demographics are summarized below:

Board Skills, Experience, and Demographics (as of June 12, 2026)
		Daniel A. Baker	Peter G. Eames	Terrence W. Glarner	Patricia M. Hollister	James W. Bracke	Kelly Wei	Carolyn W. Valentine
Skills and Experience
1.	Experience as a director at other publicly-traded companies	•		•		•
2.	Senior executive experience at a publicly-traded company	•	•		•	•	•	•
3.	Experience in electronics or semiconductor industries	•	•	•	•	•		•
4.	Experience in the medical device industry	•		•		•	•	•
5.	Experience with corporate development, mergers, and acquisitions	•		•	•	•	•	•
6.	Business-to-business sales management experience	•				•		•
7.	Financial expert	•	•	•	•	•	•	•
8.	Experience managing cybersecurity risks	•	•	•	•	•	•	•
9.	Artificial intelligence expertise	•	•		•	•	•	•
10.	Experience in human capital management	•	•	•	•	•	•	•
11.	Experience managing employee health and safety	•	•	•	•	•	•	•
12.	Experience aligning compensation with strategy and performance	•	•	•	•	•	•	•
13.	Experience with succession planning and execution	•	•	•	•	•	•	•
14.	Independent of Management			•	•	•	•	•
Demographics
	NVE Board tenure (years)	25	Candidate	27	22	5	2	Candidate
	Age	68	50	83	66	79	48	57
	Educational background	Engineering; Business	Physics	English; Law	Accounting	Micro-biology	Engineering; biology and physiology	Marketing
	Demographic background	White	White	White	White	White	Asian	Black
	Gender	Male	Male	Male	Female	Male	Female	Female

We believe items 1, 2, 7, 10, 11, 12, 13, and 14 in the Skills and Experience Matrix are important for good corporate governance and our Board’s role in risk oversight. Items 8 and 9 relate to emerging risks for public companies. Item 3, experience in the electronics or semiconductor industries, is desirable because we market and sell to electronics industries, and our sales strategy relies heavily on semiconductor-industry distribution channels. Item 4, experience in the medical device industry, is desirable because medical device sensors are an important market for us. Item 5, experience with corporate development, mergers, and acquisitions is desirable since such transactions could be part of our growth strategy. Item 6, business-to-business sales management experience, helps our Board review strategies to overcome inherent challenges small semiconductor companies face.

Voluntary self-identified characteristics for each incumbent director are as follows:

Board Diversity Matrix (as of June 12, 2026)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	-

Directors’ biographical information is as follows:

Daniel A. Baker has been a director and NVE’s President and CEO since 2001. He will retire as President and CEO as of the Annual Meeting and will remain on the Board as Chairman. Dr. Baker has nearly 50 years of executive and engineering experience. From 1993 until joining NVE, he was President and CEO of Printware, Inc., which manufactures and markets high-speed imaging systems. Prior to being named President and CEO, he was Printware’s Vice President of Sales, Marketing, and Product Development. He was a Printware director from 1993 to 2000. Printware was publicly traded beginning with its initial public stock offering in 1996 through Dr. Baker’s tenure. Dr. Baker holds Ph.D. in Biomedical Engineering and MBA degrees from the University of Minnesota, and a B.S. in Biomedical Engineering from Case Western Reserve University. Dr. Baker’s more than 40 years of experience as an executive in publicly-traded technology companies, his experience managing product development and sales organizations, his understanding of our business gained through his role as our President and CEO, and his educational background in engineering and business qualify him to serve as a director and Chairman of the Board.

Peter G. Eames is expected to be appointed our President and CEO effective the date of the Annual Meeting and is a first-time nominee to our Board of Directors. He has been an NVE employee in various capacities since joining the Company in 2003 after completing his Ph.D. in Experimental Condensed Matter Physics from the University of Minnesota. He has been Vice President of Advanced Technology since 2016. In his current position he has led our research and development efforts, directed our engineering activities, oversaw the defense products business, and managed our production expansions and major capital investments. Dr. Eames was Director of Advanced Technology from 2013 to 2016. Prior to that, he worked as a Research Scientist and as a defense program manager. His experience, his understanding of our business and technology gained through his work for many years at NVE, and his educational background in physics qualify him to serve as a director.

Terrence W. Glarner has been a director since 1999 and Chairman of the Board since January 2001. Since 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. He has served as a director of several other publicly traded companies in the past. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law, and is a Chartered Financial Analyst. Mr. Glarner’s extensive experience as a director of publicly traded companies, his experience as a director of semiconductor industry companies, his financial expertise, and his legal training qualify him to serve as a director.

Patricia M. Hollister has been a director since 2004. She was Director of Finance for TEL FSI, Inc. (now TEL Manufacturing and Engineering of America, Inc., or “TMEA”) until retiring in 2016. TMEA designs, manufactures, markets, and supports equipment used in the fabrication of microelectronics. Ms. Hollister served as chief financial officer of FSI International Inc. (“FSI”) from 1998 until it was acquired by TEL in 2012. FSI was publicly traded until it was acquired. Prior to joining FSI in 1995, Ms. Hollister was employed by KPMG LLP, where she served for more than 12 years on various audit and consulting engagements, most recently as a Senior Manager. Ms. Hollister holds a B.S. in Accounting from St. Cloud State University. Her experience in the semiconductor industry, her experience as an executive officer of a publicly traded company, her experience with audits of publicly traded companies, and her educational background in accounting qualify her to serve as a director and Audit Committee chair.

James W. Bracke has been a director since 2021. Dr. Bracke has been President of Boulder Creek Consulting, LLC, a business and technology consulting firm, since 2004. He was Vice President of Oral Health at EPIEN Medical Inc., a privately-held medical device company, from April 2014 to September 2018. Dr. Bracke was President and CEO of Lifecore Biomedical, Inc., a publicly-held medical device manufacturer, from 1983 to 2004. He has been a director of Autoscope Technologies Corporation since 2009. Autoscope is a publicly-held corporation dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications, and solutions. Dr. Bracke is a member of Autoscope’s Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. He was Chairman of the Image Sensing Systems Board from September 2011 until June 2016. Dr. Bracke received a Ph.D. in Microbiology from the University of Iowa College of Medicine. Dr. Bracke’s management, technical, medical device, and public company experience and his medical education qualify him to serve as a director.

Kelly Wei has been a director since May 2024. She is Vice President of Corporate Strategy at Medtronic plc. Dr. Wei has held various scientific, engineering, management, and senior management positions at Medtronic since 2007. She started her career as a senior research scientist in cardiac rhythm and disease management at Boston Scientific Corporation in 2004. Dr. Wei has been a member of the Board of Trustees of the Williams Syndrome Association since 2021, and a member of the Board of Directors of Abova, Inc. since February 2024. Abova is a privately-held oral and overall health, technology and science-driven company. She is also a certified executive coach. Dr. Wei has a Ph.D. in Electrical Engineering and an M.S. in Computer Engineering from Rensselaer Polytechnic Institute, an M.S. in Integrative Biology and Physiology from the University of Minnesota Medical School, and a B.S. in Electrical Engineering from Huazhong University of Science and Technology. Dr. Wei’s management, technical, and medical device experience, and her engineering and medical education qualify her to serve as a director.

Carolyn W. Valentine is a first-time nominee to our Board of Directors. Ms. Valentine has served as President of Grason-Stadler (GSI), a Demant Company, since October 2023. Demant is a publicly traded hearing healthcare and audio technology group, and GSI is a world leader in audiology equipment. From 2018 to 2023, Ms. Valentine served as Vice President and General Manager of Demant’s Philips, Sonic, and Bernafon hearing aid lines. From 2012 to 2017, Ms. Valentine held several executive positions at Johnson & Johnson (J&J), a publicly traded multinational pharmaceutical, biotechnology, and medical technologies company, most recently serving as Vice President, Enterprise Customers Group, J&J Medical Devices. Earlier in her career, she held positions at Abbott Laboratories, Conagra Foods, and the Kraft Heinz Company (formerly Kraft Foods). Ms. Valentine holds a B.A. in French Studies and Communications from the University of Cincinnati and an MBA from Indiana University. Ms. Valentine’s executive leadership, medical device, electronic manufacturing, and public company experience qualify her to serve as an NVE director.

The Board unanimously recommends a vote FOR each of the director-nominees.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We operate under written Corporate Governance Guidelines, which are available through the “Investors” section of our Website (www.nve.com).

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our employees and directors, including our principal executive officer and principal financial officer. A copy of our Code of Business Conduct and Ethics is available from the “Investors” section of our Website (www.nve.com). The Code prohibits corruption, bribery, conflicts of interest, gifts, insider dealings, legislative and regulatory lobbying, child labor and human trafficking in our supply chain, antitrust and anti-competitive practices, and other unethical behavior. Employees are required to read and acknowledge the Code as part of their onboarding.

We intend to post on our Website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and other employees performing similar functions within four business days following the date of such amendment or waiver.

Human Rights Policy

We have adopted a Human Rights Policy that applies to all our employees, contractors, directors, and suppliers. The policy reinforces our commitment to human rights, our prohibition of human trafficking, and our commitment to employment practices aligning with human rights standards. Employees are required to read and acknowledge the policy as part of their onboarding.

Whistleblower Protection

Employees can confidentially and anonymously submit concerns about accounting, auditing, or ethics matters to the Audit Committee via a link to a reporting platform. We have committed to protect employees who in good faith report concerns or engage in whistle-blowing activities from unfair and undue repercussions and retaliation.

Insider Trading Policies

We have had formal policies and procedures covering insider trading and insider dealing since 2001. These policies and procedures govern the purchase, sale, and other dispositions of our securities by directors, officers, and employees, and are designed to promote compliance with insider trading laws, rules, and regulations, and NASDAQ listing standards. We filed our policies and procedures with our Annual Report on Form 10-K for the year ended March 31, 2025 and it is incorporated by reference to our Annual Report on Form 10-K for the year ended March 31, 2026.

Prohibition of Lobbying Activities

Our Code of Ethics prohibits legislative or regulatory lobbying on the Company’s behalf as such lobbying is defined by jurisdictional governments. Our Code of Ethics requires compliance with all applicable rules and laws relating to Procurement Lobbying. Our Whistleblower System provides a mechanism for anonymously reporting lobbying concerns. Our policy protects whistleblowers from unfair and undue repercussions and retaliation.

Board Leadership Structure

We have had separate Chairman and CEO roles since 2001. We believe that separating these roles is consistent with good governance and enhances the accountability of the CEO to the board. According to our bylaws, the CEO’s responsibilities include general active management and presiding at meetings of the Board and of the shareholders. Our bylaws do not specify the Chairman’s duties, but our practice has been for the Chairman to provide Board oversight, approve board meeting schedules and agendas, preside over Board meetings, independently assess risks, provide input on board structure, serve as a liaison between the CEO and independent directors, and situationally represent the Board in communications with shareholders or other stakeholders.

Board Role in Risk Oversight

Our Board oversees management in identifying, prioritizing, and assessing a range of financial, operational, cybersecurity, climate policy, and business risks, and formulating plans to mitigate risks. Our Board considers risks when considering plans and discussing management reports, and our Audit Committee considers risks including those related to our internal controls over financial reporting and risks related to our investments. We evaluate short-, intermediate-, and long-term risks. Immediate risks are addressed as required between regular Board meetings. Intermediate-term risks are addressed at regular quarterly Board meetings. Long-term risks are addressed at least annually. We reassess our risk environment at least annually, and we identify significant emerging risks.

Board Independence

The Board has determined that each of our directors and director candidates, except Dr. Baker and Dr. Eames, are independent as defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and NASDAQ Listing Rule 5605(a)(2). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Furthermore, each of our director candidates has disclosed that they have no agreements or arrangements with any person or entity other than the Company relating to compensation or other payment in connection with their candidacy or service as a director (so-called “golden leashes” as defined under NASDAQ Rule 5250(b)(3)). Dr. Baker and Dr. Eames are not considered independent because they are currently employed by the Company.

Overboarding

Our policy is that any director who is a Named Executive Officer should not serve on more than one other board of a public company, and Directors other than our NEOs should not serve on more than three boards of other public companies in addition to our Board. All of our Directors comply with this policy.

Board Evaluation Process

Our Board is committed to a robust board evaluation process. The evaluation process focuses on the Board’s effectiveness in carrying out its responsibilities including strategy, governance, and risk oversight. The Board conducts annual self-evaluations. The self-evaluations consider the individual directors’ contributions to the Board and their performance on committees including committee responsibilities as defined in committee charters. The evaluation also covers board composition and informs the Board Skills in the matrix included in this proxy statement under Proposal 1. The self-evaluation survey and data aggregation are managed independently of the Board to encourage candid feedback.

Board Refreshment

We value healthy board refreshment and a diversity of experience on our Board; however, we have not imposed age or term limits for directors because we believe such limits might interfere with retaining directions with valuable skills. We have three mechanisms to encourage director refreshment:

1. As described in the section “Board Performance Evaluations” above, the Board has an evaluation process that helps ensure directors meet their responsibilities to shareholders and that directors are qualified and committed to serving the Company.

2. Board compensation policies to encourage refreshment by encouraging directors with a desire to serve rather than a desire to earn fees.

3. The preparation required for our Board meetings discourages directors from continuing to serve if they are not willing or able to devote sufficient time or energy to board duties.

CEO Succession Planning

At least annually, the Board reviews a formal succession plan addressing the policies and principles for selecting a successor to the CEO and other key employees, either in an emergency or in the ordinary course of business. The succession plan includes an assessment of the experience, performance, skills, and planned career paths for possible successors. The plan for Dr. Eames to become CEO was the result of this process.

Board Meeting Attendance and Executive Sessions

The Board met six times in fiscal 2026, and each current director attended at least 75% of the meetings of the Board and of the committees on which they serve. As a matter of policy, the non-employee directors meet without the CEO or other company management present at every regular board meeting.

Employee Health and Safety and Board Oversight

NVE is committed to ensuring the health and safety of our employees, and to high standards of corporate governance and ethics. The Compensation Committee oversees employee health and safety. The full Board oversees our ensures compliance with applicable environmental, labor, and governance laws and regulations.

Artificial Intelligence Board Oversight

Our Board and its committees oversee the risks and opportunities associated with the use of artificial intelligence (AI). Management is responsible for updating the Board and its committees on AI topics and assessing AI-related risks. The full Board of Directors oversees our AI strategy and its alignment with business strategy. Our Audit Committee oversees AI governance and regulatory compliance, as well as data and ethics concerns related to AI. Our Compensation Committee oversees recruiting, training, and workforce impacts of AI.

Climate Policies

Our Board oversees our climate-related policies and Management reviews such policies with the Board at least annually. Our climate policies are detailed in our Sustainability Report, which is aligned with International Financial Reporting Standards Foundation (IFRS) S2 standard. The report is available on our website at: https://www.nve.com/Downloads/sustainability-report.pdf. The Report includes our greenhouse gas emissions from scope 1 and scope 2 sources. We are considered a “Small Emitter” under U.S. Environmental Protection Agency and related Department of Energy guidelines and not considered a “Significant Greenhouse Gas Emitter” by Institutional Shareholder Services.

Employee Demographics and Diversity

Information on our employee demographics is included in the Human Capital Resources section of our Annual Report on Form 10-K for the year ended March 31, 2026. Our Whistleblower System provides a mechanism for anonymously reporting concerns about discrimination, and our policies protect whistleblowers.

Cybersecurity

Details of our cybersecurity risk management, strategy, and governance are included in our Annual Report on Form 10-K for the year ended March 31, 2026. We have not experienced any cybersecurity incidents in the last three years, nor have there been any a third-party information security breaches affecting, or with the potential to affect, the Company.

Board Committees

The Board has three standing committees: the Audit, Compensation and Nominating/Corporate Governance Committees, each of which is comprised solely of independent directors. The committees are governed by written charters, which are available through the “Investors” section of our Website (www.nve.com). The committees review and assess the adequacy of their charters annually. This table summarizes current committee memberships:

	Terrence W. Glarner	Daniel A. Baker	Patricia M. Hollister	James W. Bracke	Kelly Wei
Audit Committee	•		•	•
Compensation Committee	•		•		•
Nominating/Corporate Governance	•		•	•	•

If elected to the Board, Ms. Valentine will join the Compensation and Nominating/Corporate Governance Committees.

Audit Committee

The Audit Committee currently consists of three independent directors: Ms. Hollister (Committee Chair), Mr. Glarner, and Dr. Bracke. Our Board has determined that each member meets the criteria of “audit committee financial experts” as that term is defined under Regulation S-K Item 407 and that they are financially sophisticated under NASDAQ Listing Rule 5605(c)(2)(A). All have cybersecurity experience. The Audit Committee met four times in fiscal 2026. The primary responsibilities of the Audit Committee are to appoint, compensate, and oversee our auditors. The Committee is also responsible for cybersecurity. The Committee meets with our independent registered public accounting firm without company management present at least quarterly. The Committee was also involved in the selection of Boulay’s lead engagement partner. The Report of the Audit Committee, including a description of the functions of the Committee, is included in this Proxy Statement. The Audit Committee charter is available on our website at https://www.nve.com/GovernanceLinks/auditcharter.

Compensation Committee

The Compensation Committee currently consists of Mr. Glarner (Committee Chair), Ms. Hollister, and Dr. Wei, and met once in fiscal 2026. Our Board has determined that each member or proposed member of the Compensation Committee is “independent” as defined under NASDAQ Listing Rule 5605(d)(2)(A). The Compensation Committee charter prohibits members from accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company. Compensatory fees do not include fees received as a member of the Board or any board committee. The Compensation Committee is responsible for overseeing human capital management, including employee health and safety. The Compensation Committee reviews and sets compensation guidelines for executive officers and other senior management, and the composition and levels of participation in incentive compensation and fringe benefits for all employees. The Compensation Committee also oversees the administration of our 2000 Stock Option Plan, as amended. The Compensation Committee charter is available on our website at https://www.nve.com/GovernanceLinks/compcharter.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of all our independent directors: Mr. Glarner (Committee Chair), Ms. Hollister, Dr. Bracke, and Dr. Wei. The Nominating/Corporate Governance Committee met five times in fiscal 2026. The Committee’s functions include the selection of candidates for our Board, selecting members of various committees, and addressing corporate governance matters. The Nominating/Corporate Governance Committee charter is available on our website at https://www.nve.com/GovernanceLinks/ngccharter. Our process for identifying and evaluating candidates for nomination to the Board starts with an evaluation of a candidate by the Nominating / Corporate Governance Committee and CEO. Members of our Board or our CEO can forward candidates to the Committee. The Nominating / Corporate Governance Committee recommends to the Board the slate of directors to serve as management’s nominees for election by the shareholders at the Annual Meeting. The Committee will also consider candidates recommended by shareholders. We have also engaged third parties to assist in identifying potential nominees, although none of our directors or nominees were recruited through fee-based agencies.

Audit Committee Report

In connection with the financial statements for the fiscal year ended March 31, 2026, the Audit Committee has reviewed and discussed the audited financial statements and the effectiveness of internal control over financial reporting with management and Boulay. Boulay represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by applicable Public Company Accounting Oversight Board (PCAOB) rules regarding “Communication with Audit Committees.” Boulay also provided the Audit Committee with the letter and written disclosures required by Auditing Standard No. 16, Communications with Audit Committees, and the Audit Committee discussed with Boulay the firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC. The Board approved this inclusion.

AUDIT COMMITTEE MEMBERS

Patricia M. Hollister	Terrence W. Glarner	James W. Bracke

Director Qualifications

In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, and an understanding of the function of the board of a public company. We will require that candidates meet our Corporate Governance Guidelines, including overboarding limitations. While not required of any one candidate, the Board would consider favorably semiconductor or medical device industry experience, commercial experience, and prior experience serving on the management or boards of publicly traded companies. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with NASDAQ Stock Market corporate governance requirements concerning board composition.

Board Diversity

The director slate in this Proxy Statement includes two women, Ms. Hollister and Dr. Wei. Dr. Wei also identifies as Asian. Ms. Hollister also serves in a board leadership position as chair of our Audit Committee.

Shareholder Nominees

Shareholder proposals for nominations to the Board should be submitted to the Nominating/Corporate Governance Committee at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered not less than 90 days nor more than 120 days before the first anniversary of the mailing of the notice of the preceding year’s annual meeting. Shareholders’ proposals must provide the following information for each nominee: (i) the name, age, business address, and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the number of shares of our stock owned by the person; (iv) the written and acknowledged statement of the person that such person is willing to serve as a director; and (v) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board.

Candidates recommended by shareholders will be considered under the same standards as candidates that are identified by the Nominating/Corporate Governance Committee. No shareholders submitted director nomination proposals in connection with this year’s Annual Meeting.

Shareholder Communications with the Board

Shareholders and others who wish to communicate with our Board as a whole or any individual director may write to them at our offices, 11409 Valley View Road, Eden Prairie, Minnesota, 55344. We will forward any such written communication to the Board, or if indicated, to a specified individual member of the Board, unless the written communication is (i) a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication or a communication not related to the responsibilities or duties of the Board, in which case we have the authority to discard the communication or to take appropriate legal action regarding the communication; or (ii) a request for information about the company, a stock-related matter or any other matter that does not appear to require direct attention by the Board or any individual director, in which case we will attempt to handle the inquiry or request directly. All such communications will be kept confidential to the extent possible.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of shareholders, but we encourage our directors to attend. All our directors and Named Executive Officers attended our 2025 Annual Meeting.

Director Compensation

Our non-employee directors receive cash compensation of $2,500 per quarter, plus an additional $250 per quarter for the Chairman of the Board of Directors and an additional $125 per quarter for the Audit Committee Chair. Directors forfeit unpaid portions of cash compensation on termination, retirement, disability, or death.

In addition to the cash compensation, on initial election and each reelection to the Board, each non-employee director is automatically granted an immediately vested nonqualified option to purchase 1,000 shares. Dr. Baker will not receive such an option if he is reelected at the 2026 Annual Meeting. The following table summarizes non-employee director compensation in the fiscal year ended March 31, 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Terrence W. Glarner	11,000	-	14,014	-	25,014
Patricia M. Hollister	10,500	-	14,014	-	24,514
James W. Bracke	10,000	-	14,014	-	24,014
Kelly Wei	10,000	-	14,014	-	24,014

(1)Grant date fair values of option awards are determined using the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 5 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2026. As of March 31, 2026, the named directors held options, all of which were exercisable, to purchase the following numbers of shares: Mr. Glarner, 7,000; Ms. Hollister, 9,000; Dr. Bracke, 5,000; and Dr. Wei, 2,000.

Fees earned or paid in cash for the fiscal year ended March 31, 2026, consisted solely of quarterly retainers, the Chairman’s fee, and the Audit Committee Chair’s fee. We do not provide perquisites to our directors.

PROPOSAL 2. ADVISORY RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

At the 2023, 2017, and 2011 Annual Meetings of Shareholders, our shareholders voted in favor of an advisory vote regarding the compensation of our Named Executive Officers (“NEOs”) every year. Following those advisory votes, our Board resolved to hold annual say-on-pay votes, and shareholders have had the opportunity to approve or not approve the compensation of our NEOs every year beginning in 2012. Shareholders may vote for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion is hereby APPROVED.”

The Board unanimously recommends a vote FOR approval of named executive officer compensation as disclosed in this Proxy Statement.

Because the vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Compensation Committee will take the vote into account in future NEO compensation decisions.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

We have three executive officers. Daniel A. Baker is currently our Chief Executive Officer, Peter G. Eames is currently Vice President of Advanced Technology, and Daniel Nelson is our Controller and Principal Financial Officer. Biographical information for Dr. Baker and Dr. Eames is included under “Proposal 1. Election of Board of Directors.” Biographical information for Mr. Nelson is as follows:

Daniel Nelson, age 40, is our Controller and has been our Principal Financial Officer since May 8, 2023. He joined NVE in 2022 as Senior Accountant. From August 2021 until joining NVE, he worked at RMH Tax & Business Advisors in Plymouth, Minn., and from May 2015 to July 2021 he was a senior accountant at Intelligere, a subsidiary of Propio Language Services. He earned Bachelor’s and Master’s Degrees in Accounting from the University of Liberia and started his career at Baker Tilly in Liberia. Mr. Nelson identifies as African American.

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance

Net income for fiscal 2026 increased 0.9% compared to fiscal 2025 as increases in net income in the last two quarters of the fiscal year more than offset decreases in the first two quarters. However, income from operations, which we use as a financial metric to link compensation to financial performance, decreased by 0.5%. Gross margin was 79%, operating margin was 60%, and net margin was 58%, indicating efficient operations. Cash flow from operations increased 16% from the prior year and was significantly more than net income, which we believe indicates high-quality earnings. Net income for the fourth quarter of fiscal 2026 increased 27% as industry conditions improved and new products gained traction. Three-year total Shareholder Return was a loss as of March 31, 2026, however our stock price increased 79% between March 31, 2026 and the June 12, 2026, date of record.

For details on our results for the most recent quarter and fiscal year, please refer to our Current Report on Form 8-K filed with the SEC on May 6, 2026.

Executive Compensation Governance

The following table summarizes some of our current compensation “best practices”:

What We Do	What We Don’t Do

CEO compensation is aligned with performance.

Our CEO compensation is linked to growth and profitability, which we expect to drive shareholder value.

Our CEO has significant exposure to our stock price.

Although he is not required to do so, our CEO has significant holdings of company stock. As of March 31, 2026, Dr. Baker held company stock with a market value of nine times his fiscal 2026 salary.

We don’t overpay.

Our Compensation Committee believes our NEO pay does not exceed that of most comparable public companies.

We don’t unduly dilute our shareholders.

We have a low stock option burn rate and overhang. Option awards have been modest.

We don’t have executive perks.

Our NEOs have not received any significant benefits or perquisites other than those offered to all employees. Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments.

We don’t provide “golden parachutes.”

Like all our employees, our NEOs are at-will employees and do not have change-of-control or severance agreements.

Compensation Philosophy and Objectives

Our executive compensation is designed to maximize shareholder value by rewarding growth and profitability. Our NEOs’ compensation consists of:

•	Salary as base compensation.
•	Performance-based compensation, which is at-risk compensation to reward growth and profitability to align NEO’s interests with those of shareholders.
•	Modest and selective stock options to provide longer-term performance incentives.
•	Bonuses under extraordinary circumstances.
•	Fringe benefits (designated “other compensation”), which are not excessive, and our NEOs participate in these benefits under the same terms as all other employees.

The size and mix of compensation components are set to attract, motivate, and retain top talent. Our objective is to reward exceptional performance without overpaying. At our 2025 Annual Meeting, 97% of the shares voted to approve named executive officer compensation. We believe this is evidence that our compensation programs are consistent with our shareholders’ interests.

Incentive plan compensation is based on income from operations, which captures revenue, as well as costs and expenses. Income from operations excludes interest income and taxes, which are less controllable by management. Performance-based incentives are based on income from operations to reward our NEOs for strategies that result in revenue and revenue growth, as well as for controlling costs and expenses. We have no specific targets for NEO compensation relative to peer companies, and no pre-established policy or target for the allocation between salary and performance-based compensation. Performance-based compensation plans are based on fiscal-year performance and approved by our Compensation Committee at the beginning of fiscal years.

Outstanding Equity Awards at Fiscal Year End

Dr. Baker had 15,000 shares of vested equity-based awards as of June 12, 2026. None of our NEOs has ever had any form of equity award other than options.

Post-Employment Compensation

Our NEOs receive no pension benefits, nonqualified deferred compensation, or other post-employment potential payments. Our NEOs are eligible to participate in our 401(k) retirement plan under the same terms as other employees.

Compensation Clawbacks

Under Section 304 of the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, those improper payments to a CEO or CFO can be recouped by the company. We have adopted a “clawback” policy in compliance with NASDAQ listing standards. The policy allows us to recoup improper performance-based compensation payments that were based on financial metrics that required restatement. We filed the policy with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended March 31, 2024, and it was incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2026.

Employment Agreements

We have no obligations for payments in connection with termination or change-in-control other than unused accrued Paid Time Off. We have an employment agreement with Dr. Baker that set his initial salary and contains non-competition, confidentiality, and assignment of invention provisions benefiting the Company. Either Dr. Baker or we may terminate the agreement on 30 days’ written notice. In addition, we may terminate Dr. Baker’s employment for cause or on his death or incapacity. We have agreements with Dr. Eames and Mr. Nelson relating to non-competition, confidentiality, and assignment of invention provisions benefiting the Company.

Option-Grant Practices and Timing

We do not currently grant stock options to employees other than Dr. Baker. The Compensation Committee’s practice is to grant fiscal year-end incentive stock options two business days after the release of our fiscal year results, which is outside the “material nonpublic information window” defined in Regulation S-K, Item 402(x)(2). Item 402(x)(2) defines a “material nonpublic information window” within four business days before or one business day after the filing of a Form 10-Q,

Form 10-K, or a Form 8-K that discloses material nonpublic information. Our Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The Impact of Accounting and Tax Treatment

We consider the accounting and tax treatment of stock options when determining the mix of executive compensation. Because of these considerations, we emphasize cash compensation rather than stock options.

Prohibitions of Pledging, Hedging, and Other Derivative Transactions

No director or named executive officer (or such person’s designees) is permitted to (i) pledge or margin our securities as collateral for a loan obligation, (ii) engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities or (iii) purchase any financial instrument or contract that is designed to hedge or offset any risk of decrease in the market value of our securities. This prohibition includes securities granted as compensation or otherwise held.

Compensation Advisers and Benchmarks

The Compensation Committee charter provides that the Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser. The Committee has not employed such advisers because it does not believe it is a necessary use of company resources, and we believe members of our Compensation Committee, by virtue of experience in compensation management and service on other boards, have the required knowledge of compensation practices. We have not engaged in peer-based compensation benchmarking. We use available surveys and government data to inform compensation decisions.

Role of NEOs in Setting Compensation

Our CEO and Principal Financial Officer provide input on goals and metrics. Our Principal Financial Officer prepares financial results used to determine the payouts for our performance-based compensation. The Committee considers, discusses, modifies as appropriate, and acts on the CEO’s recommendations. Our NEOs do not set their own compensation. Our CEO makes recommendations for compensation for direct reports and provides input on their performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by our NEOs in the past three fiscal years:

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Non-equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total ($)
Daniel A. Baker	2026	449,918	-	41,026	80,353	14,478	585,775
President and CEO	2025	435,545	-	57,045	80,658	13,267	586,515
	2024	419,600	-	50,175	93,467	14,743	577,985

Peter G. Eames	2026	250,000	-	-	48,212	12,817	311,029
Vice President, Advanced Technology	2025	240,000	-	-	48,395	13,314	301,709
	2024	227,900	-	-	56,080	11,472	295,452

Daniel Nelson(5)	2026	120,000	-	-	-	(5)	120,000
Principal Financial Officer	2025	110,000	-	-	-	(5)	110,000
	2024	90,000	-	-	5,000	(5)	95,000

(1)Option awards vest after one year of employment following their grant. Option values are based on the fair value on the grant date determined from the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2026.

(2)Option awards have a one-year vesting period.
(3)Paid based on performance achieved during the fiscal year under plans approved by our Compensation Committee at the beginning of the fiscal years.

(4)Includes Company contributions made to 401(k) savings plans and Health Savings Accounts on behalf of NEOs, and life and long-term disability insurance premiums paid on behalf of NEOs. NEOs participate in these benefit programs under the same terms as all other employees.

(5)Less than $10,000.

Fiscal 2026 Named Executive Officer Compensation

For the fiscal year ended March 31, 2026, the principal components of compensation for NEOs were salary and performance-based compensation. Dr. Baker also received an option award. Performance-based compensation criteria were set at the beginning of fiscal years by the Compensation Committee. Performance-based compensation for Dr. Baker and Dr. Eames had thresholds of positive operating income so that no incentives would be paid without income from operations.

Dr. Baker’s compensation for the most recent fiscal year consisted primarily of a salary of $449,918, performance-based incentive plan compensation of $80,353, and option awards with a value of $41,026. Dr. Baker’s total compensation decreased by $740 in fiscal 2026 compared to fiscal 2025 due to a decrease in the value of option awards, partially offset by a 3.3% salary increase.

Dr. Eames’ compensation for the most recent fiscal year consisted primarily of a salary of $250,000 and performance-based incentive plan compensation of $48,212. Dr. Eames’ total compensation in fiscal 2026 increased 3% from the prior year primarily due to a 4% increase in salary partially offset by a 1% decrease in performance-based and other compensation.

Mr. Nelson’s compensation consisted of $120,000 in salary.

Pay Versus Financial Performance

The following table summarizes “Compensation Actually Paid” versus performance in the past three fiscal years:

Year Ended March 31,	Summary Compensation Table Total for CEO($)	“Actually Paid” CEO Compensation ($)(1)	Average Summary Comp. Table Total for Non-CEO NEOs($)	Average Comp. Actually Paid to Non-CEO NEOs($)(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return($)(2)	Company Net Income($)	Company Income from Operations ($)(3)
2026	585,775	575,924	215,515	215,515	93.38	15,199,195	15,920,491
2025	586,515	541,220	205,855	205,855	86.44	15,064,516	15,994,149
2024	577,985	619,910	192,726	195,226	113.48	17,124,699	18,518,865

(1)“Actually paid compensation” is defined as “total compensation” as reported in the Summary Compensation Table except the value of Option Awards calculated as follows: (i) for new option awards granted during the fiscal year, the fair value as of the earlier of the vesting date or the last day of the fiscal year; plus (ii) for awards granted in prior fiscal years (and not vested as of the first day of the covered fiscal year), the change in fair value (positive or negative) from the end of the last fiscal year to the earlier of the vesting date or the end of the covered fiscal year. Fair value is determined from the Black-Scholes-Merton option-pricing model with the assumptions discussed in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2026.

(2)Based on an initial fixed $100 investment at March 31, 2023.
(3)We use income from operations as an important financial metric to link compensation to financial performance.

Adjustments to determine “Compensation Actually Paid” for the CEO are summarized as follows:

	Year Ended March 31,
Adjustments to Determine “Compensation Actually Paid” for CEO	2026	2025	2024
Deduction for amounts reported under the “Option Awards” columns in the Summary Compensation Table	($41,026)	($57,045)	($50,175)
Increase for Fair Value of Awards granted during fiscal year that remained unvested as of fiscal year end	37,675	28,500	74,600
Increase/deduction for change in Fair Value from prior fiscal year-end to vesting date of Awards granted prior to year that vested during the fiscal year	(6,500)	(16,750)	17,500
Total Adjustments	($9,851)	($45,295)	$41,925

In accordance with SEC rules, the chart below shows the alignment of “Compensation Actually Paid” for the CEO and the average of the other NEOs with our Total Shareholder Return since March 31, 2023:

Pay for Financial Performance Descriptive Disclosure

We believe income from operations is an important metric because it captures revenue as well as costs and expenses. We have based performance-based incentives for our operational NEOs on income from operations to reward them for strategies that result in revenue and revenue growth, as well as for controlling costs and expenses. Dr. Baker’s performance-based compensation was based on 0.5% of adjusted income from operations in fiscal 2026 plus 5% of the increase in income from operations in fiscal 2026 compared to fiscal 2025. Dr. Baker’s Compensation “Actually Paid” increased 6% for fiscal 2026 due to an increase in salary and change in the fair value of options awards. Dr. Eames’ performance-based compensation was based on 0.3% of fiscal 2026 income from operations plus 2% of the increase in income from operations in fiscal 2026 compared to fiscal 2025.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Boulay PLLP as our independent registered public accounting firm to audit our financial statements for fiscal 2027 and recommends that shareholders ratify the selection.

Boulay has audited our financial statements beginning with fiscal 2020. Our Articles of Incorporation do not require shareholder ratification of our independent registered public accounting firm, but our Board is submitting the selection for ratification as a matter of good corporate practice. We expect representatives of Boulay to be at our 2026 Annual Meeting and they will have the opportunity to make a statement if they wish. We also expect them to be available to respond to appropriate questions. If our shareholders fail to ratify the selection of Boulay, our Audit Committee will reconsider its engagement. Even if the selection is ratified, the Committee in its discretion may direct the selection of different independent auditors at any time during the year if it determines that such a change would be in our company’s and shareholders’ best interests.

The Board unanimously recommends a vote FOR the ratification of the selection of Boulay PLLP.

AUDIT COMMITTEE DISCLOSURE

Fees Billed to Us by Our Independent Registered Public Accounting Firm During Fiscal 2026 and 2025

Audit Fees

We incurred fees from Boulay of $122,410 relating to the audit of our March 31, 2026, financial statements, other matters directly relating to the fiscal 2026 audit, and review of the financial statements included in fiscal 2026 quarterly reports on Form 10-Q. Fees relating to the audit of the prior-year financial statements, other matters directly relating to the fiscal 2025 audit, and review of the financial statements included in fiscal 2025 quarterly reports on Form 10-Q were $118,520.

Tax, Audit-Related, and All Other Fees

Boulay billed fees to us of $8,760 in fiscal 2026 and $8,500 in fiscal 2025 relating to tax return preparation and other tax compliance matters. Boulay did not bill us for audit-related services nor any other fees for services for the past two fiscal years.

Auditor Partner Rotation

As required under Public Company Accounting Oversight Board (PCAOB) rules, our Auditors’ lead engagement partner and concurring (engagement quality review) partner rotate at least every five years. The most recent lead engagement partner rotation took place at the beginning of fiscal 2025, and the most recent concurring partner rotation was for the second quarter of fiscal 2026. Our Auditors’ lead engagement partner is reported annually on PCAOB Form AP, “Auditor Reporting of Certain Audit Participants.”

Audit Committee Independence and Preapproval Policy

To ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has a policy that requires the Committee to review and approve all services to be provided by accounting firms before the firm is engaged to provide those services. The Committee considers non-audit services and fees when assessing auditor independence, and determined that tax return preparation and other tax compliance services are compatible with maintaining our accounting firm’s independence. To date, Boulay has not performed any other audit-related or non-audit services. If it becomes necessary to engage the independent auditor for additional services not contemplated in the original preapproval, the Company will obtain the specific preapproval of the Committee before engaging the auditor. The preapproval policy requires informing the Audit Committee of each service performed by the auditor, and the policy does not include any delegation of the Committee’s responsibilities to management. The Audit Committee may delegate preapproval authority to one or more of its members. The member with such delegated authority will report any preapprovals to the entire Committee at its next scheduled meeting. The Audit Committee approved all fees paid to our accounting firm described in the sections above.

By Order of the Board of Directors

Daniel A. Baker

President and CEO

June 22, 2026

The Board of Directors recommends a vote FOR each of the Director nominees and FOR Proposals 2 and 3:

1.	Elect seven directors.
	01	Daniel A. Baker	03	Terrence W. Glarner	05	James W. Bracke	07	Carolyn W. Valentine
	02	Peter G. Eames	04	Patricia M. Hollister	06	Kelly Wei
	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any nominee, strike a line through the name(s).

2.	Advisory approval of named executive officer compensation.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Ratify the selection of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
(please sign on the other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned, a holder of common stock of NVE Corporation (the “Company”), hereby appoints Daniel A. Baker the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on August 6, 2026, and any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2026: 1) The Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders, 2) Shareholder Letter, and 3) Annual Report on Form 10-K for the year ended March 31, 2026, are available at www.nve.com/AnnualReports.

Date   _________________________________

Signature   _________________________________

Signature   _________________________________

Please sign exactly as name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK (ON THE OTHER SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.